Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-153490) and on Form S-8 (File Nos. 333-95595, 333-107489, 333-113943 and 333-48096) of our reports dated November 11, 2010 relating to (i) the consolidated financial statements and financial statement schedule of Tyco International Ltd. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph noting that the Company adopted the new accounting guidance related to the measurement date of defined benefit pension and other postretirement plans effective September 27, 2008 and (ii) the effectiveness of the Company’s internal control over financial reporting (which report expresses an unqualified opinion) appearing in this Annual Report on Form 10-K of Tyco International Ltd. and subsidiaries for the fiscal year ended September 24, 2010.

/s/ DELOITTE & TOUCHE LLP

New York, New York

November 11, 2010